Exhibit 99. (j)

DELOITTE & TOUCHE LLP

350 SOUTH GRAND AVENUE

LOS ANGELES, CA 90071

(213) 688-0800 TELEPHONE

CONSENT OF INDEPENDENT AUDITORS

TCW GALILEO FUNDS, INC.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 33-52272 of TCW Galileo Funds, Inc. on Form N-1A of our report dated December 17, 2002 appearing in the Annual Report of TCW Galileo Funds, Inc. for the year ended October 31, 2002 and to the reference to us under the heading “Financial Highlights” in the Prospectus, which is part of this Registration Statement, and under the heading “Independent Auditors” in the Statement of Additional Information, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

February 27, 2003

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